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                                                                    EXHIBIT 99.1

             OPEN TEXT AND CENTRINITY ANNOUNCE ACQUISITION AGREEMENT

     Open Text Expects Acquisition to be Accretive to Earnings Immediately,
           Centrinity Shareholders to Receive $1.26 Per Share in Cash

Toronto, ON--September 19, 2002--Open Text(TM)Corporation (Nasdaq: OTEX, TSX:
OTC) and Centrinity, Inc., (TSX: CTI) today announced that they have entered into a definitive acquisition agreement in which Open Text will acquire all of the issued and outstanding shares of Centrinity, Inc., for cash consideration of CDN $1.26 per share. The companies expect the transaction to close in the next quarter. The closing of the transaction is subject to conditions, including the receipt of regulatory approval and Centrinity shareholder approval.

The board of directors of Centrinity unanimously approved the transaction and will call a special meeting of shareholders as soon as possible to approve the transaction. A management circular describing the terms and voting instructions will be distributed to shareholders. The directors of Centrinity have indicated their intent to vote their shares in favour of the transaction. Yves Desjardins-Siciliano, Chairman of Centrinity stated, "This transaction provides significant financial benefit to the shareholders of Centrinity. They will receive cash proceeds significantly greater than what they could obtain by selling their shares in the market prior to this announcement."

Centrinity has more than 8 million users of its FirstClass(R) Communications Platform, which is a cost-effective, highly scalable messaging and collaboration solution designed for business, government, educational institutions and service providers. FirstClass provides a unified mailbox that brings together a user's e-mail, voicemail and fax messages. Users, whether mobile or in the office, can access their mailbox from the device of their choice--a cell phone, telephone, computer or handheld device.

Leveraging Centrinity's technology and expertise will enable Livelink(R) customers to integrate the previously disparate world of e-mail, voice-mail and other unstructured content, and provide organizations with the ability to apply retention rules and compliance policies to the entire collection of corporate knowledge. Open Text has designed Livelink to capture information generated through online collaboration and preserve it in a company's knowledge base. Technology from the two companies will accelerate the integration between voice and data conferencing capabilities in Livelink MeetingZone(TM).

"With Centrinity, we're adding a great team of technical experts who have developed a leading technology platform for messaging and communications," said Tom Jenkins, Chief Executive Officer of Open Text. "Upon completion of the acquisition, we will work together to integrate our teams, while continuing to support and serve FirstClass customers. Going forward, we have a great opportunity to take two types of content, voice communication and messaging, and fully integrate them into Livelink, creating innovative new collaborative knowledge management solutions."

"Joining hands with Open Text, an established global software powerhouse, brings greater depth of resources and technology and helps us better meet the support and service needs of our customers worldwide. First Class customers will benefit from the integration of Open Text's collaboration, knowledge management and content management technologies into FirstClass," said John Myers, Chief Operating Officer of Centrinity.

Centrinity is based in Richmond Hill, Ontario, and has offices in the United Kingdom, Ireland and Sweden.

Open Text confirms Q1 guidance and will be providing increased forward guidance for this fiscal year as well as next year. Open Text expects the transaction to be accretive to earnings in its next quarter.

Financial Analyst Briefing

The companies will present further information on the acquisition during an audio conference call for the financial community, scheduled for today at noon EDT.

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When:   Thursday, September 19th, 2002 - 12:00 p.m. (noon) ET
Where:  416-640-4127

Playback information is available at
http://www.opentext.com/investor/investor_events/index.html. The live meeting will be made available online through MeetingZone, and registration is available by emailing analystday@opentext.com. The event can also be attended live at the Royal York Hotel, 19th floor, in Toronto, where the Web cast will be hosted. The event is open to financial analysts, members of the media and any other interested parties.

About Centrinity Inc.
---------------------
Centrinity is a leading provider of cost-effective, highly scalable, feature-rich messaging and collaboration solutions to service providers, enterprises, governments, and learning organizations. Centrinity's award-winning software solutions are designed to enhance productivity and efficiency by simplifying and facilitating communications and information sharing for both individuals and groups of people working together. Centrinity is listed under the symbol `CTI' on the Toronto Stock Exchange. Website: www.centrinity.com.

About Livelink
--------------
Livelink is the leader in collaboration and knowledge management for the global enterprise. Its richly featured enterprise services include virtual team collaboration, business process automation, enterprise group scheduling and information retrieval services, all tightly integrated into a solution that is easily customized and extended. Livelink is essential to the effective management and development of communities of interest that span organizations and industries. For everything from the creation of complex e-community relationships to the automation of simple e-business processes, Livelink delivers true dynamic collaboration between individuals, organizations and large trading communities. Livelink servers are fully Web-based and open-architected to ensure rapid deployment and easy access to its full functionality through a standard Web browser. For more information, visit www.opentext.com/livelink/

About Open Text
---------------
Since 1991, Open Text Corporation has delivered innovative software that brings people together to share knowledge, achieve excellence, deliver innovation, and enhance processes. Its legacy of innovation began with the successful deployment of the world's first search engine technology for the Internet. Today, as the leading global supplier of collaboration and knowledge management software for the enterprise, Open Text supports six million seats across 4,500 corporations in 31 countries and 12 languages throughout the world. As a publicly traded company, Open Text manages and maximizes its resources and relationships to ensure the success of great minds working together. For more information, visit www.opentext.com

                                      # # #

This press release may contain "forward-looking statements" relating to the proposed acquisition of Centrinity Inc. and the future performance of Open Text Corporation (the "Company"). Forward-looking statements are neither promises nor guarantees, but are subject to risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company, or developments in the Company's business or its industry, to differ materially from the anticipated results, performance, achievements or developments expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: (1) risks involved in the completion and integration of the acquisition; (2) expected cost savings from the acquisition may not be fully realized or realized within the expected time frame; (3) revenue of the combined company may be lower than expected; (4) the possibility of technical, logistical or planning issues in connection with deployments; (5) costs or difficulties related to obtaining regulatory approvals for completing the acquisition and, following the acquisition, the integration of the companies may be greater than expected; (6) legislative or regulatory changes may adversely affect the businesses in which the companies are engaged; and (7) changes may occur in the securities or capital markets. A more detailed discussion of these and other important risk factors can be found in the sections entitled "Business", "Quantitative and Qualitative Disclosure About Market Risk" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in documents filed with the Securities and Exchange Commission, the Ontario Securities Commission and other securities regulatory authorities across Canada, including the Company's Report on Form 10-K for the fiscal year ended June 30, 2001. Forward-looking statements in this

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press release are based on management's beliefs and opinions at the time the statements are made, and there should be no expectation that these forward-looking statements will be updated or supplemented as a result of changing circumstances or otherwise, and Open Text and Centrinity disavow and disclaim any obligation to do so.

Copyright (C) 2002 by Open Text Corporation. LIVELINK, LIVELINK MEETINGZONE, and OPEN TEXT are trademarks or registered trademarks of Open Text Corporation in the United States of America, Canada, the European Union and/or other countries. This list of trademarks is not exhaustive. Other trademarks, registered trademarks, product names, company names, brands and service names mentioned herein are property of Open Text Corporation or other respective owners.

FirstClass is a registered trademark of a Centrinity Inc. subsidiary used under license. Centrinity and the Centrinity logo are trademarks of Centrinity Inc. All other trademarks are the property of their respective owners.

For more information, please contact:
Greg Secord                              Richard Maganini
Director, Investor  Relations            Director, Media Relations
Open Text Corporation                    Open Text Corporation
+1-519-888-7111 ext.2408                 +1-847-267-9330 ext.4266
gsecord@opentext.com                     rmaganin@opentext.com


Jane Mowat                               Margaret Williamson
Executive Vice President and CFO         Manager, Corporate Communications
Centrinity, Inc.                         Centrinity, Inc.
+1-905-762-6043                          +1-905-762-6234
jane_mowat@centrinity.com                margaret_williamson@centrinity.com